Exhibit 10.12

SECOND AMENDMENT
TO
FULCRUM THERAPEUTICS, INC.
2022 INDUCEMENT STOCK INCENTIVE PLAN

A.
The Fulcrum Therapeutics, Inc. 2022 Inducement Stock Incentive Plan (as amended by the First Amendment to the Fulcrum Therapeutics, Inc. 2022 Inducement Stock Incentive Plan and as amended from time to time, the “Plan”) is hereby amended by deleting the first sentence of Section 4(a) and substituting therefore the following:

“Subject to adjustment under Section 9, Awards may be made under the Plan for up to 5,150,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”).”

B.
The effective date of this Second Amendment shall be May 18, 2023.
C.
Except as amended herein, the Plan is confirmed in all other respects.